HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                          (801) 532-2200
   MEMBER OF AICPA DIVISION OF FIRMS                    Fax (801) 532-7944
           MEMBER OF SECPS                          5 Triad Center, Suite 750
MEMBER OF SUMMIT INTERNATIONAL ASSOCIATES          Salt Lake City, Utah 84180


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Tremor Entertainment, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated February 9, 2001, with respect to the financial statements of New Systems, Inc. included in their annual report on Form 10-KSB filed on February 28, 2001, with the Securities Exchange Commission, and incorporated by reference into this Registration Statement.


                                                 /s/ Hansen, Barnett & Maxwell
                                                     HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
May 15, 2002